Exhibit 10.11

July 10, 2018

Ernest E. East

Nevada Gold & Casinos, Inc.

133 E. Warm Springs Road

Suite 102

Las Vegas, Nevada 89119

Dear Ernest:

Reference is made to the letter agreement dated April 2, 2018 between you and Nevada Gold & Casinos, Inc. (the “Company”) regarding an adjustment in your compensation in connection with the preparation of a definitive purchase agreement with Great Elm Capital Group (“GEC”).

By mutual agreement, your continued participation as a full-time employee is necessary and desirable for an extended period beyond the completion or termination of the transaction with GEC.

Accordingly, your compensation shall remain at $225,000 per annum until notification by the Company. After such notification your base compensation shall return to $90,000 per annum as previously established by the Board of Directors.

Nevada Gold & Casinos, Inc.

By
William J. Sherlock
Chairman of the Board of Directors

Agreed
Ernest E. East

133 E. Warm Springs Road, Suite 102 • Las Vegas, NV 89119 • P: 702.685.1000 • F: 702.685-1265